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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of ACE Limited on Form S-3 (File Nos. 333-78841, 333-60985), Form S-4 (File No. 333-90927) and Form S-8 (File Nos. 33-86146, 333-1400, 333-1402, 333-1404,
33-46301, 333-72299, 333-82175, 333-93867, 333-72301, 333-61038 and 333-76136)
of our reports dated February 13, 2002, on our audits of the consolidated financial statements and financial statement schedules of ACE Limited as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which reports are included and incorporated by reference in this Annual Report on Form 10-K.

New York, New York

March 15, 2002                           PRICEWATERHOUSECOOPERS LLP